December 11, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read NexPoint Capital, Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 10, 2015 and we agree with such statements concerning our firm.

/s/ RSM US LLP